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                                                                     EXHIBIT 4.3
                                                                       CONFORMED

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                                 LOAN AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (THE "SECOND AMENDMENT") is made as of the 1st day of February, 1997, by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation, with its principal place of business at 721 Richard Street, Miamisburg, Ohio 45342 (the "Borrower"), and BANK ONE, DAYTON, N.A. ("Bank One") in its individual capacity and as Bank Agent, with its principal place of business at Kettering Tower, P.O. Box 1103, Dayton, Ohio 45401-1103, BANK OF AMERICA ILLINOIS ("BOA") in its individual capacity, an Illinois banking corporation with an office located at 231 South LaSalle Street, Chicago, Illinois 60697, and BANK OF AMERICA ILLINOIS in its capacity as Collateral Agent, an Illinois banking corporation with an office located at 231 South LaSalle Street, Chicago, Illinois 60697.

                                    RECITALS
                                    --------

         A. As of June 17, 1996, the Borrower, Bank One, and BOA entered into an Amended and Restated Loan Agreement (the "Amended and Restated Loan Agreement").

         B. As of December 18, 1996, the paries entered into an Amendment No. 1 to the Amended and Restated Loan Agreement (the
"First Amendment").

         C. The parties intend to further modify the Amended and Restated Loan Agreement by the execution of this Second Amendment so as to modify Section 2.1(d) of the Amended and Restated Loan
Agreement

         D. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Amended and Restated Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

         1.       RECITALS.   The Recitals set forth above are incorporated
herein by reference the same as if set forth verbatim.

         2. AMENDMENT. Section 2.1(d) of the Amended and Restated Loan Agreement is amended and restated as follows:


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                  2.1(d) Subject to Section 2.1(f) below, the Bank will advance the Revolving Credit Loan in the maximum aggregate amount of Thirty Two Million Dollars ($32,000,000) to Borrower based on Borrower's Eligible Accounts Receivable or Eligible Inventory and the Overadvance Amount. Subject to Section 2.1(f), the amounts of such Advances outstanding at any one time shall in no event be greater than the sum of (i) eighty-five percent (85%) of Borrower's Eligible Accounts Receivable, (ii) sixty percent (60%) of Borrower's Eligible Inventory, provided, however, that Advances against Eligible Inventory shall not exceed Eight Million Dollars ($8,000,000), and (iii) the Overadvance Amount.

         3. GENERAL. Except as modified by this the Second Amend-ment, the Amended and Restated Loan Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the Borrower and the Banks have caused this Second Amendment to be duly executed by their respective officers thereunto duly authorized as of the 1st day of February, 1997.

                                            DAYTON SUPERIOR CORPORATION

                                            By /s/ RICHARD L. BRASWELL
                                              Name: Richard L. Braswell
                                              Title: Vice President-Finance

                                            BANK ONE, DAYTON, N.A. (in its
                                            individual capacity and as
                                            Bank Agent)

                                            By /s/ PAUL HARRIS
                                              Name: Paul Harris
                                              Title: Vice President & Dept. Mgr.

                                            BANK OF AMERICA ILLINOIS (in its
                                            individual capacity)

                                            By /s/ JOHN E. MANKUS
                                              Name: John E. Mankus
                                              Title: Vice President

                                            BANK OF AMERICA ILLINOIS (in its
                                            capacity as Collateral Agent)

                                            By /s/ DAVID A. JOHANSON
                                              Name: David A. Johanson
                                              Title: Vice President

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